Exhibit (e)

Rule 466 Certification

The depositary, Citibank, N.A., represents and certifies the following:

1.
That it previously had filed a registration statement on Form F-6 (Registration No. 333-154756), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Post-effective Amendment No. 2 to Form F-6 Registration Statement (except for the number of shares of common stock represented by each ADS); and

2.	That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

CITIBANK, N.A., as Depositary

By:	/s/ Mark Gherzo
	Name:	Mark Gherzo
	Title:	Vice President

Ex (e)-1